Exhibit (8)(m)(v)

                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                        PIONEER VARIABLE CONTRACTS TRUST,
                      PIONEER INVESTMENT MANAGEMENT, INC.,
                        PIONEER FUNDS DISTRIBUTOR, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Fund Participation Agreement, as amended (the "Agreement"), among Pioneer Variable Contracts Trust (the "Trust"), Pioneer Investment Management, Inc. ("PIM"), Pioneer Funds Distributor, Inc. ("PFD"), and Jefferson National Life Insurance Company (formerly Conseco Variable Insurance Company) (the "Insurance Company") as follows:

      1. Schedule A thereto is hereby modified in its entirety to read as Schedule A attached hereto.

      2. All other terms of the Agreement, as amended, shall remain in full force and effect.


      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2009.

                             PIONEER VARIABLE CONTRACTS TRUST

                             By:  /s/ Joseph Kringdon
                                  ----------------------------------
                             Name: Joseph Kringdon
                             Title: Head of U.S. Retail Distribution


                             PIONEER INVESTMENT MANAGEMENT, INC.

                             By:  /s/ Joseph Kringdon
                                  ----------------------------------
                             Name: Joseph Kringdon
                             Title: Head of U.S. Retail Distribution

                             PIONEER FUNDS DISTRIBUTOR, INC.

                             By:  /s/ Joseph Kringdon
                                  --------------------------------
                             Name: Joseph Kringdon
                             Title: President

                             JEFFERSON NATIONAL LIFE INSURANCE
                             COMPANY

                             By:  /s/ Craig A. Hawley
                                  --------------------------------
                             Name:  Craig A. Hawley
                             Title:  General Counsel & Secretary

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------
                                As of May 1, 2009

===================================================================================================================================
                         Name of Separate                                                                     Portfolios and
                         Account and Date                                  Contracts Funded                  Class of Shares
                 Established by Board of Directors                        by Separate Account             Available to Contracts
===================================================================================================================================

Jefferson National Life Annuity Account C   1980                  CVIC-2000                          Pioneer Bond VCT Portfolio
Jefferson National Life Annuity Account E   November 12, 1993     CVIC-2001                          (Class II)
Jefferson National Life Annuity Account F   September  26, 1997   CVIC-2004
Jefferson National Life Annuity Account G   January 18, 1996      CVIC-2005                          Pioneer Fund VCT Portfolio
Jefferson National Life Annuity Account H   November 1, 1999      22-4056                            (Class II)
Jefferson National Life Annuity Account I   August 23, 2000       22-4025
Jefferson National Variable Account L       February 22, 2000     32-4000                            Pioneer Emerging Markets VCT
Jefferson National Life Annuity Account J   November 3, 2003      32-4002                            Portfolio (Class II)
Jefferson National Life Annuity Account K   November 3, 2003      32-4003
                                                                  22-4047                            Pioneer Equity Income VCT
                                                                  22-4048                            Portfolio (Class II)
                                                                  22-4061
                                                                  JNL-2100                           Pioneer Cullen Value VCT
                                                                  JNL-2200                           Portfolio (Class II)
                                                                  JNL-2300
                                                                  JNL-2300-1                         Pioneer High Yield VCT
                                                                  JNL-2300-2                         Portfolio (Class II)

                                                                                                     Pioneer Mid Cap Value VCT
                                                                                                     Portfolio (Class II)

                                                                                                     Pioneer Strategic Income VCT
                                                                                                     Portfolio (Class II)
----------------------------------------------------------------- -----------------------------------------------------------------